Exhibit 99.1

Anti-Hedging Policy

(Effective March 22, 2017)

The Board of Directors (“Board”) of Simmons First National Corporation (“Corporation”) believes that directors and officers who are at least Senior Vice Presidents (each a “Covered Person”) of the Corporation or any of its affiliates who hedge or monetize transactions to lock in the value of their holdings in the equity or debt securities of the Corporation may have interests that conflict with those of the Corporation and its other shareholders.

To help avoid such conflicts and ensure that all Covered Persons are focused on enhancing the long-term value of the Corporation, without prior approval of the Nominating and Corporate Governance Committee of the Board, no Covered Person may engage in transactions, including, without limitation, prepaid variable forward contracts, short sales, call or put options, equity swaps, collars, units of exchange funds, and other derivatives, that are designed to hedge or offset, or that may reasonably be expected to have the effect of hedging or offsetting, a decrease in the market value of any Corporation securities.

Covered Persons who violate this policy will be subject to disciplinary action, which may include termination of employment.